Exhibit 32.1

CERTIFICATION

I, Scipio M. Carnecchia, President and Chief Executive Officer of Accelrys, Inc. (the “Company”) and I, Michael A. Piraino, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2010, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by this Report.

/s/ Scipio M. Carnecchia
Scipio M. Carnecchia
President and Chief Executive Officer

/s/ Michael A. Piraino
Michael A. Piraino
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

Date: November 9, 2010

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, as amended, whether made before or after the date of the Report and irrespective of any general incorporation language contained in such filing.